FIRST TRUST ADVISORS L.P.
                       120 EAST LIBERTY DRIVE, SUITE 400
                            WHEATON, ILLINOIS 60187


April 16, 2010


First Trust Exchange-Traded Fund
120 East Liberty Drive
Wheaton, Illinois 60187

Ladies and Gentlemen:

         It is hereby acknowledged that First Trust Advisors L.P. ("First Trust") serves as the investment advisor of each series of First Trust Exchange-Traded Fund ("Trust"). The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

         It is further acknowledged that First Trust and the Trust, on behalf of the Funds, have entered into the Expense Reimbursement, Fee Waiver and Recovery Agreement ("Agreement") whereby First Trust has agreed to waive management fees payable to it by a Fund and reimburse a Fund for other expenses borne by such Fund in order to prevent a Fund's Expense Ratio from exceeding a particular Expense Cap for the Expense Cap Term, provided, however, that First Trust has the right to seek restitution of any fees waived and expenses reimbursed within three years to the extent that such restitution would not cause a Fund to exceed the current Expense Cap. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.

         The purpose of this letter agreement is to agree and acknowledge that the Expense Cap Term shall be extended to the date set forth on Exhibit A attached hereto for each Fund, as approved by the Trust's Board of Trustees.


                                        Very Truly Yours,

                                        FIRST TRUST ADVISORS L.P.

                                        /s/ James A Bowen
                                        ---------------------------
                                        James A. Bowen
                                        President





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Agreed and Acknowledged:


FIRST TRUST EXCHANGE-TRADED FUND

/s/ James A Bowen
---------------------------
James A. Bowen
President




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
                                    EXHIBIT A
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                                 FUNDS                                           DATE
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
FIRST TRUST DOW JONES SELECT MICROCAP INDEX(SM) FUND                         MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST MORNINGSTAR(R) DIVIDEND LEADERS(SM) INDEX FUND                   MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST NASDAQ-100 EQUAL WEIGHTED INDEX(SM) FUND                         MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST NASDAQ-100-TECHNOLOGY SECTOR INDEX(SM) FUND                      MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST US IPO INDEX FUND                                                MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST AMEX(R) BIOTECHNOLOGY INDEX FUND                                 MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST DB STRATEGIC VALUE INDEX FUND                                    MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST DOW JONES INTERNET INDEX(SM) FUND                                MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST NASDAQ-100 EX-TECHNOLOGY SECTOR INDEX(SM) FUND                   MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST NASDAQ(R) CLEAN EDGE(R) GREEN ENERGY INDEX FUND                  MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST VALUE LINE(R) EQUITY ALLOCATION INDEX FUND                       MAY 15, 2011
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FIRST TRUST VALUE LINE(R) DIVIDEND INDEX FUND                                MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST S&P REIT INDEX FUND                                              MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST ISE-REVERE NATURAL GAS INDEX FUND                                MAY 15, 2011
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FIRST TRUST ISE WATER INDEX FUND                                             MAY 15, 2011
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FIRST TRUST ISE CHINDIA INDEX FUND                                           MAY 15, 2011
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FIRST TRUST VALUE LINE(R) 100 EXCHANGE-TRADED FUND                           MAY 15, 2011
---------------------------------------------------------------- ------------------------------------
FIRST TRUST NASDAQ(R) ABA COMMUNITY BANK INDEX FUND                          JUNE 30, 2011
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